Exhibit 99.2

Coretec Industries, LLC

Fargo, North Dakota

Financial Statements

December 31, 2015

Coretec Industries, LLC

Table of Contents

Page

Report of Independent Registered Public Accounting Firm	1

Financial Statements

Balance Sheet	2

Statement of Operations and Members’ Deficit	3

Statement of Cash Flows	4

Notes to the Financial Statements	5 - 9

Report of Independent Registered Public Accounting Firm

To the Members of

Coretec Industries, LLC

Fargo, North Dakota

We have audited the accompanying balance sheet of Coretec Industries, LLC, as of December 31, 2015, and the related statements of operations and members’ deficit, and cash flows for the period from June 2, 2015 to December 31, 2015. Coretec Industries, LLC’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coretec Industries, LLC as December 31, 2015, and the results of its operations and its cash flows for the period from June 2, 2015 to December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates continuation of operations, realization of assets and payment of liabilities in the ordinary course of business. As shown in the financial statements the Company is an early-stage entity and has incurred a net loss of approximately $135,000 during the year ended December 31, 2015, and as of that date, had a working capital deficiency of approximately $12,000 and net deficit of approximately $135,000. As described more fully in Note 8 to the financial statements, these conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

/s/ Boulay PLLP

Minneapolis, Minnesota

April 28, 2016

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Coretec Industries, LLC

Balance Sheet

December 31,	2015
Assets

Current assets
Cash	$8,811
Prepaid expenses	1,825
Due from related party	5,000
Total current assets	15,636

Property and equipment, net	7,247

Total Assets	$22,883

Liabilities And Members' Equity

Current liabilities
Accounts payable	$24,516
Interest payable – related party	3,048
Total current liabilities	27,564

Long term liabilities
Note payable – related party	130,572
Total long term liabilities	130,572

Commitments and contingencies
Member’s deficit	(135,253)
Total Liabilities And Members' Deficit	$22,883

The accompanying notes are an integral part of these financial statements.

2

Coretec Industries, LLC

Statement of Operations and Members’ Deficit

For the Period from June 2, 2015 to December 31, 2015

Revenue	$-

Operating expenses	123,453

Operating loss	(123,453)

Interest expense	(11,800)

Net loss	(135,253)

Member contributions	-

Ending members’ deficit	(135,253)

Loss per unit:

Net loss	$(135,253)

Units outstanding – basic and diluted	100
Loss per unit	$(1,353)

The accompanying notes are an integral part of these financial statements.

3

Coretec Industries, LLC

Statement of Cash Flows

For the Period June 2, 2015 to December 31, 2015
Cash Flows from Operating Activities
Net loss	$(135,253)
Depreciation	558
Noncash interest expense	3,048
Changes in operating assets and liabilities:
Prepaid expenses	(1,825)
Accounts payable	24,516
Net cash used for operating activities	(108,956)

Cash Flows from Investing Activities
Capital expenditures	(7,805)
Net advances to related party	(5,000)
Net cash used for investing activities	(12,805)

Cash Flows from Financing Activities
Net proceeds on note payable-related party	130,572
Net cash provided by financing activities	130,572

Net Increase in Cash	8,811
Cash - Beginning of Period	-
Cash - End of Period	$8,811

Supplemental Disclosure of Cash Flow Information

Cash paid during the year for interest	$8,752

The accompanying notes are an integral part of these financial statements.

4

Coretec Industries, LLC

Notes to the Financial Statements

December 31, 2015

1.	Summary of Significant Accounting Policies

Nature of Business

Coretec Industries, LLC (the "Company") was organized on June 2, 2015 in the state of North Dakota. The Company is currently developing, testing, and providing new and/or improved technologies, products, and service solutions for energy-related industries including, but not limited to oil/gas, renewable energy, and distributed energy industries.

Many of these technologies and products also have application for medical, electronic, photonic, display, and lighting markets among others. Early adoption of these technologies and products is anticipated in markets for energy storage (Li-ion batteries), renewable energy (BIPV), and electronics (Asset Monitoring).

Accounting Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Significant items subject to such estimates and assumptions include the useful lives of fixed assets. Actual results could differ from those estimates.

Cash

The Company maintains its accounts primarily at one financial institution. At times throughout the year, the Company’s cash balances may exceed amounts insured by the Federal Deposit Insurance Corporation.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided over estimated useful lives by the use of the straight-line method. Maintenance and repairs are expensed as incurred; major improvements and betterments are capitalized.

Estimated useful lives of property and equipment are as follows for the major classes of assets:

Asset Description	Estimated Lives
Office Furniture	7 years

Long-Lived Assets

Long-lived assets, such as property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third party independent appraisals, as considered necessary.

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Coretec Industries, LLC

Notes to the Financial Statements

December 31, 2015

Fair Value of Financial Instruments

The Company’s accounting for fair value measurements of assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring or nonrecurring basis adheres to the Financial Accounting Standards Board (FASB) fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

•	Level 1 Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

•	Level 2 Inputs are inputs other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

•	Level 3 Inputs are unobservable inputs for the asset or liability.

The level in the fair value hierarchy within which a fair measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

The carrying values of accounts payable and other financial working capital items approximate fair value at December 31, 2015 due to the short maturity nature of these items.

Income Taxes

The Company is treated as a limited liability company for federal and state income tax purposes and does not incur income taxes. Instead its earnings and losses are included in the income tax returns of the members. Therefore, no provision or liability for federal or state income taxes has been included in these financial statements. It is the intention of the Company to distribute amounts sufficient for the members to pay their income taxes related to Company earnings.

The Company files income tax returns in the U.S. federal jurisdiction and North Dakota. The Company's income tax returns are not currently being examined by any of these taxing authorities. Management evaluates the Company's tax positions and has determined that the Company has no significant uncertain tax liability that requires recognition or disclosure in the financial statements. The Company began filing income tax returns starting in tax year 2015. Therefore, management of the Company believes all years are currently subject to income tax examination.

Research and Development

Research and development costs are expensed as incurred. Research and development costs amounted to approximately $5,000 in 2015.

Loss per Unit

Basic income (loss) per unit is computed by dividing income (loss) by the weighted-average number of units outstanding each period. Diluted income (loss) per unit is computed by dividing income (loss) by the weighted-average number of units plus by equivalent units. For a period that includes a net loss, the computation of diluted loss per unit excludes the impact of equivalent units because they would be antidilutive. The Company has no member unit equivalents outstanding at December 31, 2015.

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Coretec Industries, LLC

Notes to the Financial Statements

December 31, 2015

Recently Adopted Accounting Pronouncements

In June 2014, FASB issued Accounting Standard Update 2014-10, which is to improve financial reporting by reducing the cost and complexity associated with the incremental reporting requirements for development stage entities. Under the new standard, the FASB removed the definition of a development stage entity. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and member’s equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The amendment is effective for annual reporting periods beginning after December 15, 2014. The Company adopted this amendment effective June 2015.

Subsequent Events

The Company has evaluated subsequent events through April xx, 2016, the date which the financial statements were available to be issued.

2.	Due from Related Party

The Company has advanced $5,000 to an entity partially owned by an owner of a member of the Company. These amounts are due on demand.

3.	Property and Equipment

Property and equipment consists of the following at December 31:

2015
Furniture and fixtures	$7,805
Less: Accumulated depreciation	558
Totals	$7,247

Depreciation expense was $558 for the period ending December 31, 2015.

4.	Note Payable – Related Party

The Company obtained a $500,000 revolving note agreement with a Member in June 2015. The total amount of borrowings by the Company shall not exceed $500,000. At December 31, 2015, there was a balance of $130,572 outstanding under this Note Agreement.

The Company pays interest on the outstanding balance at the basic rate of 1.167% per month, payable on a quarterly basis and due on or about the last business day of March, June, September, and December.

Outstanding borrowings are secured by substantially all assets of the Company.

The Note is due on June 29, 2018.

Interest expense was $11,800 for the period from June 2, 2015 to December 31, 2015.

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Coretec Industries, LLC

Notes to the Financial Statements

December 31, 2015

5.	Commitments

The Company entered into an agreement dated June 18, 2015 with a third party that will conduct a market opportunity assessment to understand the market size and competitive landscape in the photovoltaic, silicon anode battery and printed logic/printed thin film transistors. The agreement is divided into two phases: Phase I – The third party will provide an overview of the addressable market for the Companies platform technology. More specifically, the third party will focus on photovoltaics, silicon anode batteries and printed logic/transistors. Phase II – The third party will provide a critical benchmarking of the Companies technologies versus leading alternatives/solutions on the market. If Phase I is agreed upon, the compensation is $37,500 and Phase II is $20,000. The Company agreed to Phase I only in the amount of $37,500.

The Company entered into a consulting agreement dated July 7, 2015 with a third party. Consultant’s field of consultation shall be in the area of working as a federal business and private sector business consultant and technical consultant. The Company anticipates that consultant’s work under this consulting agreement will be performed for the Company, in support of their business development, research, development, and commercialization activities. The consulting agreement shall be effective as of July 2015 and shall continue in full force and effect through July 2016. The Company shall pay consultant a fee of $185 per hour of consulting time, in no case shall the total compensation to the consultant exceed $85,500 in any given period during the agreement.

The Company entered into a sponsored research agreement dated August 14, 2015 with a university research foundation. With the proposed research for this project, the university research foundation plans to make prototypical compounds and materials from CHS and CHS derivatives with the potential; 1) to act as efficient photoactive materials for solar cells, 2) to serve in electroactive devices for optimization of current and voltage performance, 3) to perform at high levels of efficiency as silicon anodes in lightweight batteries (silicon has more than 11 times the capacity of carbon in the ubiquitous carbon based batteries), and, 4) to be incorporated into to specialty inks for printed electronics applications. The research will be conducted during a period commencing on or after August 14, 2015 through and including August 31, 2016. In consideration of the university research foundation performance, the Company agrees to reimburse for all costs incurred in performing the research up to the agreed upon amount of $70,000.

6.	Lease Obligations

The Company entered into a lease agreement in June 2015 for office space in North Dakota. The lease expires in November 2017.

At December 31, 2015, the Company had the following minimum commitments for payment of office rent under leases which at inception had a non-cancellable term of more than one year.

Operating Leases
2016	$22,000
2017	$21,000

Rent expense for operating leases was approximately $13,000 for 2015.

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Coretec Industries, LLC

Notes to the Financial Statements

December 31, 2015

7.	Members Deficit

The Company has one class of membership units that comprises its members’ deficit. There were 100 units issued and outstanding as of December 31, 2015. During 2015, the only equity transaction comprised issuance of 100 units at the inception date of June 2, 2015 to the founders. No capital contributions were received for these units.

8.	Going Concern and Management Plans

The Company has incurred a loss of approximately $135,000 for the period from June 2, 2015 to December 31, 2015 and is still in development. The Company has borrowing capacity of approximately $369,000 with its note payable agreement with one of its members (see Note 4). The Company has evaluated its projected cash flows for 2016 and estimates it will need approximately $940,000 during the year ending December 31, 2016. The Member providing financing has indicated the possibility it will either amend or refinance the current loan agreement in order to meet the projected cash flow needs of the Company. In addition, the Company is evaluating merger opportunities to raise additional capital.

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